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                                                                EXHIBIT 10.1


                              AMENDED AND RESTATED
                         LINE OF CREDIT PROMISSORY NOTE


$15,000,000.00                                       Louisville, Kentucky
                                                     Effective May 31, 1996 but
                                                     executed on July ____, 1996


         FOR VALUE RECEIVED, the undersigned, CARDINAL BANCSHARES, INC., a Kentucky corporation with principal office and place of business in Lexington, Kentucky (the "Maker"), hereby promises and agrees to pay to the order of MID-AMERICA BANK OF LOUISVILLE & TRUST COMPANY, a Kentucky banking corporation with principal office and place of business in Louisville, Kentucky (the "Bank"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), or so much thereof as may be outstanding from time to time, on June 30, 1997, subject to extension thereof as provided in Section 1 below, together with interest thereon as provided below. The terms and provisions of this Note are as follows:

         1. Stated Maturity Date; Extension of Stated Maturity Date. Subject to the provisions of the immediately succeeding sentence, the stated maturity date of this Note is June 30, 1997, on which date the entire unpaid principal balance of and all accrued and unpaid interest on this Note shall be due and payable in full to the Bank. Provided, the Bank has the option, exercisable in its sole and absolute discretion on or before each successive June 30, commencing on or before June 30, 1997, to extend the stated maturity date of this Note for an additional one (1) year period. In the event the Bank exercises its option to extend the stated maturity date of this Note as of any June 30, whether one time or from time to time, the stated maturity date of this Note, with respect to each such extension of the stated maturity date of this Note, shall be June 30 of the calendar year immediately succeeding the calendar year in which the Bank has exercised its option to extend the stated maturity date of this Note, subject at all times to the Bank's absolute right to accelerate the stated maturity date of this Note upon the occurrence and during the continuation of any Event of Default under and as defined in the Loan Agreement referred to below. In the event the Bank elects not to extend the stated maturity date of this Note, the entire unpaid principal balance of and all accrued and unpaid interest on this Note shall be due and payable in full to the Bank on the then current stated maturity date of this Note, subject at all times to the Bank's absolute right to accelerate the stated maturity date of this Note upon the occurrence and during the continuation of an Event of Default under and as defined in the Loan Agreement referred to below.

         2. Interest Rate. The outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest at a variable rate equal to the "Prime Rate," as such term is defined below, minus one-half of one percent (.5%) per annum. The interest rate which this Note bears shall be adjusted from time to time on the same day on which the "Prime Rate" is changed by the Bank. As used herein, the term "Prime Rate" means at all times the interest rate per annum most recently designated or announced from time to time by the Bank as its "Prime Rate" in effect at its principal office in Louisville, Kentucky.


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         3. Payment of Interest. All accrued interest on this Note shall be paid to the Bank quarterly in arrears on the last day of each and every March, June, September and December, commencing on June 30, 1996, for so long as any portion of the principal of or interest on this Note shall remain unpaid, and shall also be paid in full to the Bank on the maturity date of this Note, whether the stated maturity date of this Note, an accelerated maturity date of this Note, or otherwise.

         4. Interest Calculated on 360-Day Year. All accrued interest on this Note shall be calculated on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days.

         5. Default Rate. In the event any installment of accrued interest on this Note is not paid to the Bank when due or within fifteen (15) days thereafter, the Maker shall pay to the Bank a late charge equal to five percent (5%) of the amount of such overdue installment of accrued interest. Further, commencing fifteen (15) days after the due date of any installment of accrued interest on this Note, provided said installment of accrued interest remains unpaid, such overdue installment of accrued interest shall commence to bear interest at a variable rate equal to six percent (6%) per annum plus the "Prime Rate," as such term is defined above, until such overdue installment of accrued interest together with all accrued interest thereon at the rate set forth herein have been paid in full to the Bank, and such overdue installment of accrued interest together with all interest accrued thereon at the rate set forth herein shall continue to be immediately due and payable in full to the Bank. In the event the Bank accelerates the stated maturity date of this Note due to the occurrence of any Event of Default under and as defined in the Loan Agreement referred to below, or in the event this Note is not paid in full to the Bank on the stated maturity date hereof, the entire unpaid principal balance of this Note together with all accrued and unpaid interest thereon shall commence to bear interest at a variable rate equal to six percent (6%) per annum plus the "Prime Rate," as such term is defined above, from the date of acceleration of the stated maturity date of this Note or from the stated maturity date of this Note, as applicable, until the entire unpaid principal balance of an all accrued interest on this Note (including all accrued interest thereon at the rate set forth herein) have been paid in full to the Bank, and all such unpaid principal together with all interest accrued and unpaid thereon, including, without limitation, all interest accrued and accruing thereon as provided in this sentence, shall continue to be immediately due and payable in full to the Bank.

         6. Place of Payment. All payments of principal and interest on this Note shall be made to the Bank in legal tender of the United States of America at its offices located at Broadway at Fifth Street, Louisville, Kentucky 40202, or to such other person or at such other place as may be designated in writing by the Bank.

         7. Loan Agreement; Security for Note. This Note has been issued pursuant to that certain Loan Agreement dated March 31, 1993, between the Bank and the Maker, as amended pursuant to (a) that certain First Amendment to Loan Agreement dated March 31, 1994, between the Bank and the Maker, (b) that certain Second Amendment to Loan Agreement dated as of June 30, 1994, between the Bank and the Maker, (c) that certain Third Amendment to Loan Agreement dated as of May 31, 1995, between the Bank and the Maker, and (d) that certain


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Fourth Amendment to Loan Agreement of even date herewith, between the Bank and the Maker (collectively, together with all future amendments and modifications thereof, the "Loan Agreement"). This Note is secured by that certain Amended and Restated Stock Pledge Agreement dated March 31, 1994, between the Maker and the Bank, as amended pursuant to (a) that certain First Amendment to Amended and Restated Stock Pledge Agreement dated as of June 30, 1994, between the Maker and the Bank, (b) that certain Second Amendment to Amended and Restated Stock Pledge Agreement dated as of May 31, 1995, between the Maker and the Bank, and (c) that certain Third Amendment to Amended and Restated Stock Pledge Agreement of even date herewith, between the Maker and the Bank (collectively, together with all future amendments and modifications thereto, the "Stock Pledge Agreement").

         8. Acceleration. If there is a default in the payment of any installment of accrued interest on this Note when due and such default is not cured within fifteen (15) days thereafter, the Bank may, at its sole option, during the continuation of such default, declare the entire unpaid principal balance of and all accrued and unpaid interest on this Note to be, whereupon the same shall be, immediately due and payable in full to the Bank. Further, if there occurs any other Event of Default under and as defined in the Loan Agreement, the same shall automatically be deemed a default hereunder and the Bank may, at its sole option, declare the entire unpaid principal balance of and all accrued and unpaid interest on this Note to be, whereupon the same shall be, immediately due and payable in full to the Bank.

         9. No Implied Waivers; Time is of the Essence. The failure of the Bank to exercise any of its rights, powers and/or remedies shall not constitute a waiver of the right to exercise the same at that or at any other time. All rights and remedies of the Bank for default hereunder, under the Loan Agreement and/or under the other Loan Instruments, as such term is defined in the Loan Agreement, shall be cumulative to the greatest extent permitted by law. Time shall be of the essence in the payment of each installment of accrued interest on this Note and the payment of the entire unpaid principal balance of and all accrued interest on this Note on its stated maturity date.

         10. Attorneys' Fees. If there is any default under this Note, the Loan Agreement and/or the other Loan Instruments which is not cured, and this Note is referred to an attorney for collection, or is collected through any court, including any bankruptcy court, the Maker promises and agrees to pay to the Bank its reasonable attorneys' fees, court costs and other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the Bank's rights under the Loan Agreement and/or the other Loan Instruments.

         11. Prepayment. This Note may be prepaid at any time, in whole or in part, without premium or penalty, and all such prepayments made on this Note shall, at the sole option of the Bank, first be applied to accrued and unpaid interest on this Note and then to the unpaid principal of this Note.

         12. Governing Law. This Note has been delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky.


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         13. Waivers. The Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest, notice of acceleration and notice of nonpayment, and further waives all exemptions to which it may now or hereafter be entitled to under the laws of the Commonwealth of Kentucky or any other state or of the United States. The Bank shall have the right to grant the Maker any extension of time for payment of this Note or any other indulgence or forbearance whatsoever, and may release any security for the payment of this Note, in every instance without the consent of the Maker and without in any way affecting the liability of the Maker hereunder, and without waiving any rights the Bank may have hereunder or by virtue of the laws of the Commonwealth of Kentucky or any other state or of the United States.

         14. Legal Rate of Interest. Nothing herein contained shall be construed or so operate as to require payment of interest at a rate greater than the highest permitted contract rate under applicable law, or to make any payment or to do any act contrary to applicable law. To this end, if during the course of any litigation involving the enforceability of the obligations represented by this Note, a court having jurisdiction of the subject matter or of the parties to said litigation shall determine that either the interest rate as set forth herein, or the effect of said rate in relation to the particular circumstances of default resulting in said litigation, are separately or collectively usurious, then the interest rate set forth herein shall be reduced, or the operation and effect thereof ameliorated, to achieve the highest interest rate or charge which shall not be usurious. As an example of such an amelioration, in the event the indebtedness represented by this Note is declared due by the Bank prior to maturity, and the total amount of interest paid causes interest to exceed the highest rate permitted by law, such interest rate shall be recalculated at the highest rate which shall not be usurious and any excess over such recalculated interest rate shall be credited to the unpaid principal of this Note.

         15. Captions. The section headings of this Note are inserted herein solely for convenience of reference and shall not affect the construction or interpretation of the provisions hereof.

         16. Amendment, Restatement and Supersession of Original Note. This Note amends, restates and supersedes in its entirety that certain Amended and Restated Line of Credit Promissory Note dated May 31, 1995, made by the Maker, payable to the order of the Bank, and in the face principal amount of Fifteen Million Dollars ($15,000,000.00), which in turn amended and restated that certain Amended and Restated Line of Credit Promissory Note dated June 30, 1994, made by the Maker, payable to the order of the Bank, and in the face principal amount of Fifteen Million Dollars ($15,000,000.00), which in turn amended and restated that certain Lie of Credit Promissory Note dated March 31, 1994, made by the Maker, payable to the order of the Bank, and in the face principal amount of Twelve Million Dollars ($12,000,000.00), which in turn amended and restated that certain Line of Credit Promissory Note dated March 31, 1993, made by the Maker, payable to the order of the Bank, and in the face principal amount of Six Million Dollars ($6,000,000.00) (collectively, the "Original Notes"). Provided, nothing contained in this Note or otherwise shall be construed to constitute a novation of the debt, respectively evidenced by the Original Notes by the debt evidenced by this Note.


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         WITNESS the signature of the Maker as of the 31st day of May, 1996.


                                         CARDINAL BANCSHARES, INC.


                                         By: /s/ John S. Penn
                                             --------------------------
                                                John S. Penn, President
                                                (the "Maker")